UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

PAYSIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38623	95-4550154
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2615 St. Rose Parkway

Henderson, Nevada 89052

(Address of principal executive offices) (Zip Code)

(702) 453-2221

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PAYS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On December 16, 2022, we held our annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the following proposals: (1) the election of directors, each to hold office until the 2023 annual meeting of our stockholders; and (2) the ratification of the selection of MOSS ADAMS LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. For more information on the following proposals, see our definitive proxy statement filed with the Securities and Exchange Commission on November 1, 2022.

Proposal 1:       Election of Directors

The director nominees listed below were elected as directors to serve for a term expiring at our 2023 annual meeting of stockholders based on the following vote:

Name	For	Withheld	Broker Non-Votes
Mark R. Newcomer	34,398,763.57	18,677.06	1,834,965.00
Matthew Lanford	34,288,172.57	129,268.06	1,834,965.00
Joan M. Herman	34,150,430.57	267,010.06	1,834,965.00
Dan R. Henry	33,682,597.57	734,843.06	1,834,965.00
Bruce Mina	34,399,218.57	18,222.06	1,834,965.00
Jeffrey B. Newman	34,399,172.57	18,268.06	1,834,965.00
Dennis Triplett	34,399,218.57	18,222.06	1,834,965.00

Proposal 2:       Ratification of the Appointment of Independent Registered Public Accounting Firm

MOSS ADAMS LLP was ratified as our independent registered public accounting firm for our fiscal year ending December 31, 2022 based on the following vote:

For	Against	Abstain	Broker Non-Votes
36,243,523.57	4,787.06	4,095.00	0.00

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYSIGN, INC.
Date: December 22, 2022	By: /s/ Mark Newcomer
Mark Newcomer, Chief Executive Officer

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